Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	QUARTET MERGER CORP.

CUSIP 747717 304

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of _______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Quartet Merger Corp., a Delaware corporation (the “Company”), and one (1) right (“Right”) to receive one-tenth of one share of Common Stock upon the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”).  The Common Stock and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately prior to the ninetieth day after the date of the prospectus relating to the Company’s initial public offering (“Prospectus”) unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable, subject to certain items occurring as described in the Prospectus.  The rights of holders of Common Stock are set forth in the Amended and Restated Certificate of Incorporation of Quartet Merger Corp.  The rights of holders of Rights are set forth in the Prospectus.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

Quartet Merger Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –       as tenants in common                                                                UNIF GIFT MIN ACT -                        Custodian
TEN ENT –         as tenants by the entireties                                                                                                     (Cust)                                      (Minor)
JT TEN –             as joint tenants with right of survivorship                                                                       under Uniform Gifts to Minors
                             and not as tenants in common                                                                                           Act
                              (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares of Common Stock underlying the unit upon consummation of such business combination.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.